Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-00252) pertaining to the Employee Savings Plan of Equitable Resources, Inc. of our report dated June 8, 2007 with respect to the financial statements and schedule of the Equitable Resources, Inc. Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 29, 2006.

/s/ Ernst & Young LLP
Ernst & Young LLP

Pittsburgh, Pennsylvania
June 21, 2007